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EXHIBIT 10.1

                        NEW JERSEY RESOURCES CORPORATION
                      DIRECTORS' DEFERRED COMPENSATION PLAN

            New Jersey Resources Corporation ("NJR" or the "Corporation") hereby establishes a deferral plan (the "Plan") for the purpose of permitting a member of the Board of Directors of the Corporation (each an "NJR Director") and members of the Board of Directors of New Jersey Natural Gas ("NJNG") who are not employees of NJNG or any affiliate (each an "NJNG Director" and, together with NJR Directors, "Directors") to elect from time to time to defer the receipt of all or a portion of the Director's retainer and other fees. The provisions of this Plan shall apply only to those deferred amounts that were otherwise to be earned by and paid to the Directors subsequent to December 31, 2004.

Section 1. Initial Deferral Elections.

            a. Election to Defer. A Director may irrevocably elect to defer (an "Initial Deferral Election") the receipt of all or a portion of the fees, including, without limitation, any retainer, meeting fee or committee meeting fee ("Fees"), that the Director will become entitled to receive for services as a member of the NJR Board of Directors for a given Plan Year (as defined below) or for services as a member of the NJNG Board of Directors for a given Plan Year beginning on or after January 1, 2007. An Initial Deferral Election shall remain valid with respect to Fees earned in succeeding Plan Years until revoked or revised by the Director in compliance with the deadlines and other provisions of the Plan.

            b. Election of Deferral Period. A Director who elects to defer receipt of all or a portion of the Director's Fees for a given Plan Year shall also elect whether the deferred Fees are to be paid, or commence to be paid,

                  (i) during January of the sixth year following the calendar year in which the deferred Fees would otherwise have been paid to the Director;

                  (ii) within a reasonable period of time after the last business day of the calendar quarter in which the Director ceases to be a member of both the NJR Board of Directors and the NJNG Board of Directors; or

                  (iii) the earlier of clause (i) or clause (ii) above.

Initial Deferral Elections applicable to Fees otherwise payable in different Plan Years may specify different times and forms of payment. If the Director does not make an election under this Section 1(b) with respect to the time of payment of his deferred Fees for a given Plan Year, the Director's deferred Fees for that Plan Year shall be paid within a reasonable period of time (not exceeding 90 days) after the last business day of the calendar quarter in which the Director ceases to be a member of the NJR Board of Directors (with respect to Fees deferred for such service) or ceases to be a member of the NJNG Board of Directors (with respect to Fees deferred for such service).

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            The Deferral Period is the period beginning on the date the deferred
Fees would otherwise have been paid to the Director and ending on the date the deferred Fees are to be paid, or commence to be paid, pursuant to the Director's election under this Section 1(b).

            c. Election of Method of Payment of Deferred Fees. A Director who elects to defer the receipt of all or a portion of the Director's Fees for a given Plan Year shall also elect whether the deferred Fees are to be paid, subject to Section 3,

                  (i) in a single sum payment, as soon as practicable after the end of the Deferral Period, or

                  (ii) in the number of annual installments elected by the Director (but not more than 5) with such installments commencing as soon as practicable after the end of the Deferral Period. The amount of each such installment shall be equal to the amount credited to the Director's Deferred Fee Account (as defined in Section 2 below) on the day next preceding the date of payment of the installment, divided by the number of installments remaining to be paid. The unpaid portion of the Director's deferred Fees shall continue to be adjusted, as provided in Section 2, during the period that the Director is receiving such installment payments. For the purposes of section 409A of the Code, the entitlement to a series of installment payments will be treated as the entitlement to a single payment.

            A Director shall also elect the form and number of installments of payments to be paid in the case of Disability. "Disability" shall mean that the Director is considered disabled as defined by the Social Security Administration. If a Director does not make an election under this Section 1(c) with respect to the method of payment of his deferred Fees for a given calendar year, the Director's deferred Fees for that calendar year shall be paid in the same manner as the Director's deferred Fees for the next preceding calendar year with respect to which the Director made an election as to the method of payment. If the Director has not previously elected to defer Fees, or has not previously elected the method of payment of his deferred Fees, the Director's deferred Fees shall be paid in a single sum payment, as soon as practicable after the end of the Deferral Period for such deferred Fees.

            d. Time and Manner of Elections. A Director's elections shall be made by filing a written notice with the Secretary of the Corporation (the "Secretary") on the form prescribed by the Secretary for this purpose. The elections with respect to the deferral of the Director's Fees for a given calendar year shall be made no later than December 31st of the preceding year; provided, however, that for the calendar year in which an individual first becomes a Director or, in the case of NJNG Directors, such Directors first become eligible to participate in the Plan, the Director may make the elections with respect to Fees for such year to be earned after such elections are made within 30 days after first becoming a Director or first becoming eligible to participate. An Initial Deferral Election, if submitted to the Committee earlier than the dates specified above, may be changed by the Director at any time prior to the date specified above.

Section 2. Subsequent Deferral Elections. The Committee may, in its sole discretion, permit participating Directors to submit additional deferral elections with respect to

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amounts previously subject to an Initial Deferral Election in order to delay, but not to accelerate, a payment, or to change the form of or number of installments elected with respect to, the payment of an amount of deferred Fees (a "Subsequent Deferral Election"), but if, and only if, the following conditions are satisfied: (i) the Subsequent Deferral Election must not take effect until 12 months after the date on which it is made, (ii) in the case of a payment other than a payment attributable to the Director's death, the Subsequent Election further defers the payment for a period of not less than 5 years from the date such payment would otherwise have been made, or in the case of installment payments, 5 years from the date the first installment was scheduled to be paid, and (iii) the Subsequent Election is received by the Administrator at least 12 months prior to the date the payment would otherwise have been made, or in the case of installment payments, 12 months prior to the date the first installment was scheduled to be paid.

Section 3. Administration of the Plan.

            a. Authority. The Nominating and Corporate Governance Committee of the Board of Directors of the Corporation (hereinafter referred to as "the Committee) shall administer the Plan in accordance with its terms, and shall have all powers necessary to accomplish such purpose, including the power and authority to construe and interpret the Plan, to define the terms used herein, to prescribe, amend and rescind rules and regulations, agreements, forms, and notices relating to the administration of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. Any actions of the Committee with respect to the Plan shall be conclusive and binding upon all persons interested in the Plan. The Committee may appoint agents and delegate thereto powers and duties under the Plan, except as otherwise limited by the Plan. The Committee shall not be entitled to act on or decide any matter relating solely to members or any of their rights or benefits under the Plan. The Committee shall not receive any special compensation for serving in this capacity but shall be reimbursed for any reasonable expenses incurred in connection therewith. No bond or other security need be required of the Committee in any jurisdiction.

            b. Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Corporation, the Corporation's independent certified public accountants, or any executive compensation consultant, legal counsel, or other professional retained by the Corporation to assist in the administration of the Plan. To the maximum extent permitted by law, no member of the Committee, nor any person to whom ministerial duties have been delegated, shall be liable to any person for any action taken or omitted in good faith in connection with the interpretation and administration of the Plan.

            c. Indemnification. To the maximum extent permitted by law, members of the Committee shall be fully indemnified and protected by the Corporation with respect to any action taken or omitted in good faith in connection with the interpretation or administration of the Plan.

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            d. Plan Year. The Plan's books and records and administrative functions shall be maintained and operated on the basis of a 12-month calendar year commencing each January 1.

Section 4. Earnings on Deferred Fees.

            a. Establishment of Deferral Accounts. A Director's deferred Fees for a given calendar year shall be credited to an account established and maintained to record such deferred Fees (a "Deferred Fee Account"). Such credit shall be as of the date such deferred Fees would otherwise have been payable to the Director. A separate Deferred Fee Account shall be established and maintained for each calendar year.

            b. Hypothetical Investment Elections for Deferred Fees. At the time a Director elects to defer receipt of Fees, the Director shall designate in writing the portion of such Deferred Fees, stated as a whole percentage, to be credited to the Interest Account and the portion to be credited to the Stock Account. Any Deferred Fees to be credited to either such Account shall be rounded to the nearest whole cent, with amounts equal to or greater than $.005 rounded up and amounts below $.005 rounded down. If a Director fails to elect how to allocate any Deferred Fees between the two investment accounts, 100% of such Deferred Fees shall be credited to the Interest Account. By written notice to the Secretary of the Company, a Director may change the allocation of Deferred Fees previously credited to the Interest Account to the Stock Account . Any such election shall be effective as of the first calendar quarter commencing after receipt of such election. No Director may make any election to change the way in which amounts previously allocated to the Director's Deferral Account are deemed invested within six months of the date of the last such election by such Director to change the way in which such amounts are deemed invested. A Director may elect to change the way Fees not yet credited to the Director's Deferred Fee Account are deemed invested as of the end of any calendar month by written notice to the Company received prior to the end of such month, and may make up to three such elections each year.

            As of the end of each calendar month, any Deferred Fees credited to the Interest Account will be credited with interest, at an annual rate equal to
(1) the Prime Rate in effect on the last business day of such month plus two (2) percentage points, on the average daily balance credited to the account during such month. The Prime Rate with respect to a calendar month shall be determined by reference to the Prime Rate listed in the Wall Street Journal as the "base rate on corporate loans" posted by at least 75% of the nation's 30 largest banks or, if at any time such rate is not reported in the Wall Street Journal, such comparable publicly available measurement of the cost of corporate borrowing as the NJR Board of Directors shall determine. If more than one Prime Rate is listed in the Wall Street Journal for a given day, the Prime Rate for that day shall be the average of such Prime Rates.

            c. Stock Account. Any Deferred Fees allocated to the Stock Account shall be deemed invested in a number of notional shares of the Company's common stock (the "Units") equal to the quotient of (i) such Deferred Fees divided by
(ii) the Fair Market Value (defined below) on either the date the Deferred Fees then being allocated to

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the Stock Account would otherwise have been paid or such other date, not later than 90 days thereafter, as may be specified for deemed investment by the Company (this provision permitting the Company to establish a quarterly investment date, for convenient and economical administration of the Plan). Fractional Units shall be credited, but shall be rounded to the nearest hundredth percentile, with amounts equal to or greater than .005 rounded up and amounts less than .005 rounded down. Whenever a dividend other than a dividend payable in the form of shares is declared with respect to the shares, the number of Units in the Director's Stock Account shall be increased by the number of Units determined by dividing (i) the product of (A) the number of Units in the Director's Stock Account on the related dividend record date and (B) the amount of any cash dividend declared by the Company on a Share (or, in the case of any dividend distributable in property other than common stock, the per share value of such dividend, as determined by the Company for purposes of income tax reporting) by (ii) the Fair Market Value on the related dividend payment date. In the case of any dividend declared on common stock which is payable in shares of common stock, the Director's Stock Account shall be increased by the number of Units equal to the product of (i) the number of Units credited to the Directors Stock Account on the related dividend record date and (ii) the number of shares (including any fraction thereof) distributable as a dividend on a share. In the event of any change in the number or kind of outstanding shares of common stock by reason of any recapitalization, reorganization, merger, consolidation, stock split or any similar change affecting such shares, other than a dividend of cash, stock or property as provided above, the NJR Board of Directors shall make an appropriate adjustment in the number of Units credited to the Director's Stock Account. For purposes of this section, "Fair Market Value" on any date shall mean the closing price of a share of Common Stock on such date as reported in the principal consolidated transaction reporting system on which the common stock is principally traded.

            d. Distribution from Accounts Upon Termination of Service as a Director. The time and form of payments of hypothetical investment earnings shall be the same as those applicable to the deferred Fees to which such earnings are attributable. Notwithstanding any other provision of the Plan to the contrary, amounts credited to a Director's Stock Account may not be reallocated or deemed reinvested in any other investment vehicle, but shall remain as Deferred Stock until such time as the Deferred Fee Account is settled in accordance with Section 1.c.

            e. Statements. The Committee will furnish written statements to each Participant reflecting the amount credited to a Participant's Deferral Accounts and transactions therein not less frequently than once each calendar quarter. Such written statements shall be in addition to any information or communication available to a Participant with respect to his Deferral Account through other means, such as the internet or telephony.

Section 5. Payments Not Specified in a Deferral Election.

            a. Method of Payment in the Event of Death. If a Director dies while a member of the NJR or NJNG Board of Directors or prior to the full payment to the Director of all of the Director's deferred Fees, as adjusted as provided in
Section 2, an amount equal to the unpaid portion of such deferred Fees, as adjusted as provided in Section 2, shall be paid in a single sum payment to the Director's designated beneficiary

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or beneficiaries. Such single sum payment shall be made as soon as practicable after the death of the Director.

            b. Delay of Payments. Any payment otherwise due under the terms of the Plan which would (i) not be deductible in whole or in part under section 162(m) of the Code, (ii) violate a loan covenant or similar contractual requirement, or (iii) violate Federal securities laws or other applicable law may not be made until the earliest date on which such payment no longer is nondeductible or violates such contracts or laws.

            c. Acceleration of Payments. The Committee may not permit the acceleration of the time or schedule of any payment or amount scheduled to be paid pursuant to the Plan, unless such acceleration of the time or schedule is
(i) necessary to fulfill a domestic relations order (as defined in section 414(p)(1)(B) of the Code) or to comply with a certificate of divestiture (as defined in section 1043(b)(2) of the Code), (ii) de minimis in nature (as defined in regulations promulgated under section 409A of the Code), or (iii) equal to amounts included in the federal personal taxable income of the Participant under section 409A of the Code. Other provisions of the Plan notwithstanding, should the Director cease to be a member of both the NJR Board of Directors and the NJNG Board of Directors within 60 days following the occurrence of an event or transaction constituting a Change In Control, the Committee will direct the payment to the participating Director of the balance of his or her Deferred Fee Account as a lump sum as soon as practicable following such cessation. For this purpose, "Change in Control" shall be deemed to have occurred if (1) absent prior approval by the Board of Directors, fifty percent (50%) or more of the Corporation's outstanding securities entitled to vote in elections of directors shall be beneficially owned, directly or indirectly, by any person, entity or group when that same person, entity or group had not owned fifty percent (50%) or more of the Corporation prior to the most recent acquisition; or (2) individuals constituting the Board of Directors on any given date (or the successors of such individuals nominated by the Board of Directors on which such individuals or such successors constituted a majority) cease to constitute a majority of the Board of Directors within twelve
(12) months of such date.

Section 6. Assets Placed in Trust. The Corporation may, in its discretion, establish one or more Trusts (including sub-accounts under such Trust(s)), and deposit therein amounts of cash, Stock, or other property not exceeding the amount of the Corporation's obligations with respect to a Director's Deferred Fee Account established under Section 2. In such case, the amounts of hypothetical income and appreciation and depreciation in value of such Deferred Fee Account shall be equal to the actual income on, and appreciation and depreciation of, the assets in such Trust(s). Other provisions of this Section 4 notwithstanding, the timing of allocations and reallocations of assets in such a Deferred Fee Account, and the investment vehicles available with respect to such Deferred Feel Account, may be varied to reflect the timing of actual investments of the assets of such Trust(s) and the actual investments available to such Trust(s).

Section 7. Plan Termination.

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            a. In General. The Committee may, with prospective or retroactive effect, amend, alter, suspend, discontinue, or terminate the Plan at any time without the consent of participating Directors, stockholders, or any other person; provided, however, that, without the consent of a participating Director, no such action shall materially and adversely affect the rights of such Director with respect to any rights to payment of amounts credited to such Director's Deferred Fee Account.

            b. Termination and Payment. Notwithstanding the provisions of section 11(a), the Committee may, in its sole discretion, terminate the Plan (in whole or in part) with respect to one or more participating Directors and distribute to such affected Directors the amounts credited to their Deferred Fee Accounts in a lump sum as soon as reasonably practicable following such termination, but if, and only if, (i) all nonqualified defined contribution deferred compensation plans maintained by the Corporation and its Affiliates are terminated, (ii) no payments other than payments that would be payable under the terms of the Plan if the termination had not occurred are made within 12 months of the termination of the Plan, (iii) all payments of Deferred Fee Account balances are made within 24 months of the termination of the Plan, and (iv) the Corporation acknowledges to the participating Directors that it will not adopt any new nonqualified defined contribution deferred compensation plans at any time within 5 years following the date of the termination of the Plan.

Section 8. Miscellaneous.

            a. Designation of Beneficiary. A Director may designate a beneficiary or beneficiaries (which may be an entity other than a natural person) to receive any payments of the Director's deferred Fees to be made upon the Director's death. At any time, and from time to time, any such designation may be changed or canceled by the Director without the consent of any beneficiary. Any such designation, change or cancellation must be by written notice filed with the Secretary and shall not be effective until received by the Secretary. Any such written notice may apply to (i) only the Director's deferred Fees for a particular calendar year or years, or (ii) all of the Director's deferred Fees, including Fees to be deferred in future years.

      If a Director designates more than one beneficiary with respect to any portion of the Director's deferred Fees, any payments to such beneficiaries shall be made in equal shares unless the Director has designated otherwise, in which case the payments shall be made in the shares designated by the Director. If no beneficiary has been named by a Director with respect to all or a portion of the Director's deferred Fees, or the designated beneficiaries with respect to all or a portion of the Director's deferred Fees have predeceased the Director, the Director's beneficiary with respect to such deferred Fees shall be the executor or administrator of the Director's estate.

            b. Payments Generally In Cash. All payments of deferred Fees shall be made in cash, provided that a Director who has elected to have all or a portion of any of the Director's Deferred Fee Account treated as though invested in shares of common stock and who elects to receive a distribution of any such Account in a single lump sum may elect to receive the portion of such Account so invested in shares of common stock.

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            c. No Right to Continue as a Director. Nothing contained in this
Plan shall be construed as conferring upon a Director any right to continue as a member of the NJR or NJNG Board of Directors.

            d. No Right to Corporate Assets. Nothing contained in this Plan shall be construed as giving a Director, a Director's designated beneficiaries or any other person any equity or interest of any kind in the assets of the Corporation or creating a trust of any kind or a fiduciary relationship of any kind between the Corporation and any such person. As to any claim for payments due with respect to a Director's deferred Fees, the Director, the Director's designated beneficiaries and any other persons having a claim for payments shall be unsecured creditors of the Corporation.

            e. No Limit on Further Corporate Action. Nothing contained in this Plan shall be construed so as to prevent the Corporation from taking any corporate action which is deemed by the Corporation to be appropriate or in its best interest.

            f. Assignment; Successor in Interest. The rights and benefits of a Director with respect to the Director's deferred Fees are personal to the Director, and neither the Director nor the Director's designated beneficiaries shall have the power or right to transfer, assign, anticipate, mortgage, or otherwise encumber any payments to be made with respect to the Director's deferred Fees.

            The obligations of the Corporation with respect to deferred Fees are not assignable or transferable except to a corporation which acquires all or substantially all of the assets of the Corporation, or any corporation into which the Corporation may be merged, converted or consolidated.

            These terms and provisions shall inure to the benefit of a Director's designated beneficiaries, heirs, executors, administrators and successors in interest.

            g. Amendment and Termination. The NJR Board of Directors may from time to time and at any time alter or amend this Plan or suspend, discontinue or terminate the deferral by Directors of their retainer and other fees; provided, however, that no such action, which would adversely affect the amount, form or time of payment of the retainer and other fees which, as of the effective date of such action, had been deferred pursuant to a Director's election, shall be effective without the Director's written consent.

            h. Compliance with Code Section 409A. Other provisions of this Plan notwithstanding, deferrals under this Plan (including amounts deferred before 2005) shall comply with the requirements under Section 409A of the Internal Revenue Code of 1986, as amended, and, in accordance with U.S. federal income tax laws and Treasury Regulations (including proposed regulations) thereunder as presently in effect or hereafter implemented, (i) if the timing of any distribution under this Plan would result in a Director's constructive receipt of income or tax penalties prior to such distribution, the distribution will be made at the earliest date after the specified payment date that distribution can be effected without resulting in such constructive receipt or tax penalties;
(ii) the Company shall have no authority to accelerate any payment hereunder except as permitted under Section 409A and regulations thereunder; and (iii) any rights of the Director or retained authority of the Company with respect to deferrals hereunder shall be

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      automatically modified and limited to the extent necessary so that the
      Director will not be deemed to be in constructive receipt of income relating to the deferrals prior to the payment and so that the Participant shall not be subject to any penalty under Section 409A.

                  i. NJNG Payments. The obligations of NJR under this Plan to NJNG Directors shall be conditioned upon NJNG making satisfactory arrangements with NJR to reimburse NJR for its expense relating to such obligations.

                  j. Governing Law. This Plan shall be construed in accordance with and be governed by the laws of the State of New Jersey.

            IN WITNESS WHEREOF, New Jersey Resources Corporation has caused this Plan to be executed this 16th day of May, 2006.

                                      NEW JERSEY RESOURCES CORPORATION

Attest:  /s/  Rhonda M. Figueroa            By:  /s/ Laurence M. Downes
         -----------------------                 ----------------------
Rhonda M. Figueroa                         Laurence M. Downes
Corporate Secretary                        Chairman and Chief Executive Officer

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